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Exhibit 24

KAISER GROUP HOLDINGS, INC.

Power of Attorney from a Director of the Corporation

        The undersigned director of Kaiser Group Holdings, Inc. (the "Corporation") hereby appoints John T. Grigsby, Jr. as his true and lawful attorney to execute (in the name of and on behalf of and as attorney for the undersigned) the Registration Statement, claims for exemption, and other appropriate filings, and any and all amendments thereto, relating to the 8 1/4% Senior Notes due 2007, which the Corporation will issue in exchange for preferred stock of the Corporation previously issued in an offering exempt from the registration requirements under the federal securities laws, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and appropriate state securities or "blue sky" commissions and officials.

Dated: September 27, 2002

/s/ Jon B. Bennett	, Director
Print Name: Jon B. Bennett

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  Exhibit 24
KAISER GROUP HOLDINGS, INC. Power of Attorney from a Director of the Corporation